As filed with the Securities and Exchange Commission on December 23, 2002

                                                Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           ------------------------

                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of registrant as specified in its charter)

            Maryland                                11-3233650
--------------------------------         ---------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

            Reckson Associates Realty Corp. 2002 Stock Option Plan
                           (Full title of the plan)

                            -----------------------

                                Donald Rechler
                    Chairman and Co-Chief Executive Officer
                        Reckson Associates Realty Corp.
                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                                 CALCULATION OF REGISTRATION FEE
============================ ====================== ========================= ======================== =========================
  Title of Securities               Amount to            Proposed maximum         Proposed maximum      Amount of registration
    to be registered              be registered      offering price per unit     aggregate offering                fee
                                                                                       price
---------------------------- ---------------------- ------------------------- ------------------------ -------------------------
---------------------------- ---------------------- ------------------------- ------------------------ -------------------------

Class A Common Stock, par
value $.01 per share.......         1,500,000(1)            $20.875(2)               $31,312,500(3)           $2,880.75(4)
============================ ====================== ========================= ======================== =========================

 (1) Plus such additional number of shares as may be required pursuant to the 2002 Stock Option Plan with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 2002 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on December 18, 2002.

(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 2002 Stock Option Plan that are covered by this Registration Statement.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         Reckson Associates Realty Corp. (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c), (d) and (e) below which have previously been filed with the Securities and Exchange Commission (the "Commission").

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) The Company's Quarterly Reports on Form 10-Q (including Form 10-Q/A) for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

     (c) The Company's Current Reports on Form 8-K (including Form 8-K/A) dated December 21, 2001 and June 11, 2002, respectively.

     (d) The Company's definitive proxy statement on Schedule 14A filed on April 10, 2002.

     (e) The description of the Company's common stock, par value $.01 per share, contained in Item 1 of the Company's registration statement on Form 8-A, as amended, filed on May 9, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages and reasonable expenses except for liability resulting from (a) actual receipt of an improper personal benefit in money, property or services, (b) an act or omission committed in bad faith or resulting from active and deliberate dishonesty, in either case if established as being material to the cause of action and (c) in the case of criminal proceedings, acts or omissions which the director or officer had reasonable cause to believe was unlawful. Our Amended and Restated Articles of Incorporation (the "Charter") contains such a provision which eliminates liability for money damages to the maximum extent permitted by Maryland law.

         Our Charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Our Charter also permits us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and to any employee or agent of ours or our predecessor. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his/her service in that capacity or (b) any individual who, at our request, serves or has served as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, and who is made a party to the proceeding by reason of his/her service in that capacity. Such indemnification shall continue as to an individual who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his/her heirs, executors and administrators.

         The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses, upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under our directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

Item 7.  Exemption of Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

4.1      Amended and Restated Articles of Incorporation of the Company (1)

4.2      Amended and Restated Bylaws of the Company (2)

4.3      Form of Class A common stock certificate (3)

4.4      Reckson Associates Realty Corp. 2002 Stock Option Plan (4)

5        Opinion of Sidley Austin Brown & Wood LLP

23.1     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5)

23.2     Consent of Ernst & Young LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

----------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 12, 2002 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on August 14, 2002 and incorporated herein by reference.

Item 9. Undertakings

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Reckson Associates Realty Corp. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on December 23, 2002.

                                        RECKSON ASSOCIATES REALTY CORP.

                                        By:  /s/ Scott H. Rechler
                                           ------------------------------------
                                                 Scott H. Rechler
                                                 Co-Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Associates Realty Corp. hereby severally constitute Scott H. Rechler, Mitchell D. Rechler, Gregg M. Rechler and Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Associates Realty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                           Title                                                Date
         -------------                                      -----------                                        --------------

/s/Donald J. Rechler                  Chairman of the Board, Co-Chief Executive Officer and Director         December 23, 2002
---------------------------           (Principal Executive Officer)
   Donald J. Rechler

/s/Scott H. Rechler                   Co-Chief Executive Officer and Director                                December 23, 2002
---------------------------
   Scott H. Rechler

/s/Mitchell D. Rechler                Co-President, Chief Administrative Officer and Director                December 23, 2002
---------------------------
   Mitchell D. Rechler

/s/Gregg M. Rechler                   Co-President, Chief Operating Officer and Director                     December 23, 2002
---------------------------
   Gregg M. Rechler

/s/Michael Maturo                     Executive Vice President, Treasurer and Chief Financial Officer        December 23, 2002
---------------------------           (Principal Financial Officer and Principal Accounting Officer)
   Michael Maturo

/s/Roger M. Rechler                   Executive Vice President, Vice-Chairman of the Board and               December 23, 2002
---------------------------           Director
   Roger M. Rechler

/s/Herve A. Kevenides                 Director                                                               December 23, 2002
---------------------------
   Herve A. Kevenides

/s/John V.N. Klein                    Director                                                               December 23, 2002
---------------------------
   John V. N. Klein

/s/Ronald H. Menaker                  Director                                                               December 23, 2002
---------------------------
   Ronald H. Menaker

---------------------------           Director
   Lewis S. Ranieri

/s/Conrad D. Stephenson               Director                                                               December 23, 2002
---------------------------
   Conrad D. Stephenson

/s/Peter Quick                        Director                                                               December 23, 2002
------------------------------
   Peter Quick


                                 Exhibit Index

4.1      Amended and Restated Articles of Incorporation of the Company (1)

4.2      Amended and Restated Bylaws of the Company (2)

4.3      Form of Class A common stock certificate (3)

4.9      Reckson Associates Realty Corp. 2002 Stock Option Plan (4)

5        Opinion of Sidley Austin Brown & Wood LLP

23.1     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5)

23.2     Consent of Ernst & Young LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

----------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 12, 2002 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on August 14, 2002 and incorporated herein by reference.

                                                                   Exhibit 5

                        SIDLEY AUSTIN BROWN & WOOD LLP


         CHICAGO                787 SEVENTH AVENUE                  BEIJING
         -------             NEW YORK, NEW YORK 10019                ------
          DALLAS               TELEPHONE 212 839 5300                GENEVA
         -------               FACSIMILE 212 839 5599                ------
       LOS ANGELES                www.sidley.com                    HONG KONG
         -------                                                     ------
      SAN FRANCISCO                 FOUNDED 1866                     LONDON
         -------                                                     ------
     WASHINGTON, D.C.                                               SHANGHAI
                                                                     ------
                                                                    SINGAPORE
                                                                     ------
                                                                     TOKYO

                                         December 23, 2002

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 shares of Class A common stock, par value $0.01 per share (the "Common Shares"), of Reckson Associates Realty Corp. (the "Company"), which have been reserved for issuance or transfer upon the exercise of stock options or the granting of restricted or unrestricted stock awards granted pursuant to the Company's 2002 stock option plan (the "Plan").

         In connection with rendering this opinion, we have examined the Company's Amended and Restated Articles of Incorporation, the Company's Amended and Restated Bylaws, records of the Company's corporate proceedings, the Plan, the Registration Statement and such other certificates, records and documents as considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any of the jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

         Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference therein and in any amendment thereto.

                                      Very truly yours,

                                      /s/ Sidley Austin Brown & Wood LLP

                                                                Exhibit 23(b)


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2002 Stock Option Plan of Reckson Associates Realty Corp. (the "Company"), of our report dated February 20, 2002 (except
Note 13, as to which the date is March 13, 2002), with respect to the consolidated financial statements and schedule of the Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
New York, New York
December 20, 2002